Exhibit 99.1

Calumet Oil Company and subsidiary and JMG Oil & Gas, LP

Index to financial statements

Report of independent registered public accounting firm	2

Combined balance sheets as of December 31, 2005 and September 30, 2006	3

Combined statements of income for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006	4

Combined statements of stockholders’ equity and partners’ capital for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006	5

Combined statements of cash flows for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006	6

Notes to combined financial statements	8

Report of independent registered public accounting firm

Board of Directors and Partners

Calumet Oil Company and JMG Oil & Gas, LP

We have audited the combined balance sheets of Calumet Oil Company and Subsidiary and JMG Oil & Gas, LP (collectively, the “Company”), as of December 31, 2005 and September 30, 2006 and the related combined statements of income, stockholders’ equity and partners’ capital and cash flows for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and September 30, 2006 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

December 14, 2006

Calumet Oil Company and subsidiary and JMG Oil & Gas, LP

Combined balance sheets

	December 31,	September 30,
(dollars in thousands, except share data)	2005	2006

Assets

Current assets:
Cash and cash equivalents	$24,280	$19,497
Accounts receivable, net	8,595	7,983
Accounts receivable from related party	691	867
Inventory	211	164
Derivative instruments	2,624	—
Short-term investments	7,338	30,170
Prepaids and other	393	628

Total current assets	44,132	59,309

Property and equipment-at cost, net	2,253	2,278

Oil & gas properties, using the successful efforts method
Proved	116,273	121,498
Unproved	30	8
Accumulated depletion and depreciation	(49,973)	(52,908)

Total oil & gas properties	66,330	68,598

Restricted cash	1,446	1,446

	$114,161	$131,631

Liabilities and stockholders’ equity and partners’ capital

Current liabilities:
Accounts payable and accrued liabilities	$3,532	$3,338
Accounts payable to related party	1,878	1,905
Revenue distribution payable	1,347	1,258
Short-term derivative instruments	—	2,774

Total current liabilities	6,757	9,275

Long-term derivative instruments	891	1,607
Asset retirement obligation	11,811	12,667

Stockholders’ equity and partners’ capital
Class A common stock, $1 par value, 20,000 shares authorized; 20,000 issued and outstanding at December 31, 2005 and September 30, 2006	20	20
Class B common stock, $.001 par value, 30,000,000 shares authorized; 20,000,000 issued and outstanding at December 31, 2005 and September 30, 2006	20	20
Paid-in capital	95	66
Retained earnings	87,944	101,748
Partners’ capital	6,623	6,228

	94,702	108,082

	$114,161	$131,631

The accompanying notes are an integral part of these statements.

Calumet Oil Company and subsidiary and JMG Oil & Gas, LP

Combined statements of income

	Year ended December 31,		Nine months ended September 30,
(dollars in thousands)	2004	2005	2006

Revenues:
Oil and gas sales	$77,429	$98,320	$82,130

Costs and expenses:
Lease operating	27,174	31,020	23,719
Production tax	4,922	6,932	6,266
Dry hole and abandonment	671	138	129
Depreciation, depletion and amortization	4,408	4,225	3,259
Impairment of oil and gas properties	—	—	996
General and administrative	1,918	3,165	1,819

Total costs and expenses	39,093	45,480	36,188
Operating income	38,336	52,840	45,942

Non-operating income (expense):
Interest expense	(791)	—	—
Non-hedge derivative gains (losses)	—	2,402	(7,544)
Other income	4,804	1,036	2,118

Net non-operating income (expense)	4,013	3,438	(5,426)

Net income	$42,349	$56,278	$40,516

The accompanying notes are an integral part of these statements.

Calumet Oil Company and subsidiary and JMG Oil & Gas, LP

Combined statements of stockholders’ equity and partners’ capital

	Calumet Oil Company								JMG Oil & Gas LP
	Class A Common Stock		Class B Common Stock		Additional Paid In Capital	Treasury Stock	Retained Earnings	Total	General Partner	Limited Partner	Total
(dollars in thousands)	Shares	Amount	Shares	Amount

Balance at January 1, 2004	2,439	$24	—	$—	$691	$(1,567)	$27,542	$26,690	$7	$2,318	$2,325
Net income	—	—	—	—	—	—	39,103	39,103	10	3,236	3,246
Cash dividends	—	—	—	—	—	—	(4,757)	(4,757)	—	—	—
Partners’ withdrawals	—	—	—	—	—	—	—	—	(11)	(3,327)	(3,338)

Balance at December 31, 2004	2,439	24	—	—	691	(1,567)	61,888	61,036	6	2,227	2,233
Recapitalization	17,561	(4)	20,000,000	20	(596)	1,567	(876)	111	—	—	—
Net Income	—	—	—	—	—	—	50,805	50,805	18	5,455	5,473
Cash dividends	—	—	—	—	—	—	(23,873)	(23,873)	—	—	—
Partners’ contributions	—	—	—	—	—	—	—	—	—	90	90
Partners’ withdrawals	—	—	—	—	—	—	—	—	(4)	(1,169)	(1,173)

Balance at December 31, 2005	20,000	20	20,000,000	20	95	—	87,944	88,079	20	6,603	6,623
Net income	—	—	—	—	—	—	35,343	35,343	17	5,156	5,173
Return of capital	—	—	—	—	(29)	—	—	(29)	—	—	—
Cash dividends	—	—	—	—	—	—	(21,539)	(21,539)	—	—	—
Partners’ withdrawals	—	—	—	—	—	—	—	—	(18)	(5,550)	(5,568)

Balance at September 30, 2006	20,000	$20	20,000,000	$20	$66	$—	$101,748	$101,854	$19	$6,209	$6,228

The accompanying notes are an integral part of these statements.

Calumet Oil Company and subsidiary and JMG Oil & Gas, LP Combined statements of cash flows

	Year Ended December 31,		Nine months ended September 30,
(dollars in thousands)	2004	2005	2006

Cash flows from operating activities
Net income	$42,349	$56,278	$40,516
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion & amortization	4,408	4,225	3,259
Impairment of oil and gas properties	—	—	996
Dry hole costs	573	—	22
Non-cash change in fair value of non-hedge derivative instruments	—	(2,402)	7,544
(Gain) loss on sale of assets	(4,551)	(40)	(435)
Bad debt expense	7	8	55
Change in assets & liabilities
Accounts receivable	(896)	(1,400)	383
Inventories	51	13	47
Prepaid expenses & other assets	47	25	(235)
Short-term investments	—	(7,338)	(22,832)
Accounts payable & accrued liabilities	(663)	280	(165)
Revenue distribution payable	(46)	77	(90)

Net cash provided by operating activities	41,279	49,726	29,065

Cash flows from investing activities
Settlement of non-hedge derivative instruments	—	670	(1,431)
Purchase of property & equipment	(560)	(551)	(385)
Purchase of oil & gas properties	(7,901)	(5,225)	(5,432)
Proceeds from dispositions of property & equipment and oil & gas properties	6,160	49	536

Net cash used in investing activities	(2,301)	(5,057)	(6,712)

Cash flows from financing activities
Repayments of long-term debt	(34,000)	—	—
Proceeds from equity issuance	—	111	—
Return of capital	—	—	(29)
Partner contributions	—	90	—
Dividends paid	(4,757)	(23,873)	(21,539)
Distributions to partners	(3,338)	(1,173)	(5,568)

Net cash used in financing activities	(42,095)	(24,845)	(27,136)

Net increase (decrease) in cash and cash equivalents	(3,117)	19,824	(4,783)
Cash and cash equivalents at beginning of period	7,573	4,456	24,280

Cash and cash equivalents at end of period	$4,456	$24,280	$19,497

The accompanying notes are an integral part of these statements.

Calumet Oil Company and subsidiary and JMG Oil & Gas, LP Combined statements of cash flows-(continued)

	Year Ended December 31,		Nine months ended September 30,
(in thousands)	2004	2005	2006

Supplemental cash flow information
Cash paid during the period for interest	$1,076	$4	$—

Supplemental disclosure of noncash investing activities

During the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, the Company recorded an asset and related liability of $80, $4,652, and $130 associated with the asset retirement obligation on acquisition and/or development of oil and gas properties.

The accompanying notes are an integral part of these statements.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements

(dollars in thousands, unless otherwise noted)

Note 1: Nature of operations and summary of accounting policies

Calumet Oil Company (“Calumet”) was organized in the state of Oklahoma on October 11, 1956. On August 18, 2004, JMG Oil & Gas, LP (“JMG”), an Oklahoma limited partnership, was organized and certain assets and liabilities of oil and gas producing activities were transferred from the John Milton Graves Trust to JMG. J.M. Graves L.L.C., an Oklahoma limited liability company, owned the general partner interest in JMG, and such general partner interest was its only asset. The accompanying financial statements include the assets, liabilities and results of operations as though that transfer occurred on December 31, 2003. Calumet and JMG are primarily engaged in the production and operation of oil and gas properties. Properties are located primarily in Oklahoma and Texas.

A summary of the significant accounting policies applied in the preparation of the accompanying combined financial statements follows.

Principles of combination

The accompanying combined financial statements include the accounts of Calumet Oil Company and its wholly owned subsidiary, Calumet-Eakin Gas Company, L.L.C. (“Eakin”) and JMG (collectively, “the Company”), both of which are under common control. All intercompany transactions and balances have been eliminated in combination and consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates. Significant estimates affecting these financial statements include estimates for quantities of proved oil and gas reserves, accounts receivable asset retirement obligations and others, and are subject to change.

Cash and cash equivalents

The Company maintains cash and cash equivalents in bank deposit accounts and money market funds which may not be federally insured. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on such accounts. At December 31, 2005 and September 30, 2006, the Company has cash and cash equivalents of approximately $24,280 and $18,946, respectively, at two financial institutions.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Accounts receivable

The Company has receivables from joint interest owners and oil and gas purchasers which are generally uncollateralized. The Company generally reviews these parties for credit worthiness and general financial condition. Accounts receivable from joint interest owners are stated at amounts due, net of an allowance for doubtful accounts. Accounts receivable are generally due within 30 days and accounts outstanding longer than 60 days are considered past due. The Company determines its allowance by considering the length of time past due, previous loss history, future net revenues of the debtor’s ownership interest in oil and gas properties operated by the Company and the owner’s ability to pay its obligation, among other things.

The Company writes off accounts receivable when they are determined to be uncollectible. Bad debt expense for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006 were $7, $8, and $55, respectively. Accounts receivable consisted of the following:

	As of December 31, 2005	As of September 30, 2006

Joint interests	$1,694	$1,508
Accrued oil and gas sales	6,776	6,027
Other	207	448
Allowance for doubtful accounts	(82)	—

	$8,595	$7,983

Inventory

Inventories consists of equipment used in developing oil and gas properties of $179 and $127 at December 31, 2005 and September 30, 2006, respectively and fuel of $32 and $37 at December 31, 2005 and September 30, 2006, respectively. Equipment inventory is carried at the lower of cost or market using the specific identification method. Fuel inventories are carried at the lower of cost or market.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Short-term investments

Investments in unaffiliated debt and equity securities that have a readily determinable fair value are classified as “trading securities” as it is management’s intent to only hold them for the near term. The Company reevaluates the classification of investments in unaffiliated equity securities at each balance sheet date. The carrying value of trading securities is adjusted to fair value as of each balance sheet date. Unrealized holding gains are recognized in other income and unrealized holding losses are recognized in other expense during the period in which changes in fair value occur. Trading gains and losses related to investments still held are as follows:

	As of December 31, 2005	As of September 30, 2006

Net gains recognized during the period	$175	$903
Less: Net gains and losses recognized during the period on trading securities sold during the period	—	—

Unrealized gains recognized during the period on trading securities still held	$175	$903

Property and equipment

Property and equipment and betterments of such equipment are capitalized and stated at cost, while maintenance and repairs are expensed currently.

Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Estimated useful lives are as follows:

Furniture and fixtures	10 years
Automobiles and trucks	5 years
Machinery and equipment	10 years
Office and computer equipment	5 years
Building and improvements	40 years

Oil and gas properties

The Company uses the successful efforts method of accounting for oil and gas properties and activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells which result in the discovery of proved reserves, and to drill and equip developmental wells are capitalized. Costs relating to unsuccessful exploration, geological and geophysical costs, costs of carrying and retaining unproved properties, and costs of abandoned properties are expensed.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Capitalized proved property acquisition costs are amortized by field using the unit-of-production method based on estimates of proved reserve quantities. Capitalized exploration well costs and development costs (plus estimated future equipment dismantlement, surface restoration, and property abandonment costs, net of equipment salvage values) are amortized similarly by field based on estimates of proved developed reserve quantities. Due to uncertainties inherent in this estimation process, it is at least reasonably possible that reserve quantities will be revised in the near term.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized as income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

The Company periodically reviews the carrying value of proved oil and gas properties for impairment based upon the future estimated undiscounted cash flows from these properties on a field-by-field basis. The Company’s estimated future cash flows and reserve quantities are based upon the latest forward pricing curves based on the respective period end reserve report. Based on this review, the carrying value of proved oil and gas properties that could not be recovered through these estimated cash flows are reduced to their fair value based upon estimated cash flows discounted at 10%. Significant unproved properties are assessed periodically on a prospect-by-prospect basis and any decline in fair value below cost is recorded as impairment expense. Unproved properties which are not individually significant are periodically assessed for impairment on a field-by-field basis using the Company’s drilling history and lease period.

Impairment

Impairment losses are recorded on property and equipment used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. Impairment is measured based on the excess of the carrying amount over the fair value of the asset.

Restricted cash

The Company has cash balances classified as restricted when the cash is restricted as to withdrawal or usage. The restricted cash represents amounts held in escrow for plugging and abandonment obligations which were incurred with the acquisition of certain properties in 1995. The Company is entitled to make quarterly withdrawals from the escrow account as

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

reimbursement for actual plugging and abandonment expenses incurred on the inactive well bores, provided that written documentation has been provided. The balance is not intended to reflect the Company’s total future financial obligation for the plugging and abandonment of these wells.

Income taxes

Calumet Oil Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of Calumet’s taxable income. Income taxes on net income of JMG are payable by the partners. Accordingly, no provision has been made for federal or state income taxes in the combined financial statements.

Revenue recognition

Oil revenue is recognized when the product is delivered to the purchaser and natural gas revenue when delivered to the gas purchaser’s sales meter. Well supervision fees and overhead reimbursements from producing properties are recognized as expense reimbursements from outside interest owners when the services are performed.

Gas balancing

In certain instances, the owners of the natural gas produced from a well will select different purchasers for their respective ownership interest in the wells. If one purchaser takes more than its ratable portion of the gas, the owners selling to that purchaser will be required to satisfy the imbalance in the future by cash payments or by allowing the other owners to sell more than their share of production. The Company recognizes income on the sales method and, accordingly, has recognized revenue on all production delivered to its purchasers. To the extent future reserves exist to enable the other owners to sell more than their ratable share of gas, no liability is recorded for the Company’s obligation for natural gas taken by its purchasers which exceeds the Company’s ownership interest of the well’s total production. There were no significant imbalances at December 31, 2005 or September 30, 2006.

Derivative instruments

The Company uses swaps to reduce the effect of fluctuations in crude oil prices. The Company accounts for these transactions in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 requires that the Company recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative and the resulting designation. Derivatives that are not hedges must be adjusted to fair value through income. None of the Company’s derivative contracts qualified for hedge accounting under the terms of SFAS No. 133.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Asset retirement obligations

SFAS No. 143, Accounting for Asset Retirement Obligations requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of oil and gas properties. The accretion of the asset retirement obligations is included in depreciation, depletion and amortization on the combined statements of income. The Company’s asset retirement obligations relate to estimated future plugging and abandonment expenses on its oil and gas properties and related facilities disposal. These obligations to abandon and restore properties are based upon estimated future costs which may change based upon future inflation rates and changes in statutory remediation rules.

Environmental liabilities

Environmental expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are accrued when environmental assessments and/or clean-ups are probable, and the costs can be reasonably estimated. As of December 31, 2005 and September 30, 2006 the Company has not accrued for or been fined or cited for any environmental violations which would have a material adverse effect upon the financial position, operating results, or cash flows of the Company.

Recently issued accounting standards

In June 2006, the Financial Accounting Standards Board (“FASB”) issued interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB statement No. 109, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not believe that this new standard will have a material effect on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under SFAS No. 157, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently reviewing this new standard to determine its effects, if any, on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” an amendment to SFAS No. 87, “Employers’

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Accounting for Pensions,” SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and SFAS No. 132(R), “Employers’ Disclosures about Pensions and Other Postretirement Benefits—an amendment of FASB Statements No. 87, 88, and 106.” SFAS No. 158 requires an employer to recognize a benefit plan’s funded status in its statement of financial position, measure a benefit plan’s assets and obligations as of the end of the employer’s fiscal year and recognize the changes in the benefit plan’s funded status in other comprehensive income in the year in which the changes occur. SFAS No. 158’s requirement to recognize the funded status of a benefit plan and the new disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. We do not believe that this new standard will have a material effect on our financial position, results of operations or cash flows.

The Securities and Exchange Commission (SEC) issued Staff Accounting Bulleting No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” in September 2006. SAB108 provides guidance regarding the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of materiality assessments. The method established by SAB 108 requires each of the Company’s financial statements and the related financial statement disclosures to be considered when quantifying and assessing the materiality of the misstatement. The provisions of SAB 108 will apply to the Company’s financial position and results of operations for the fiscal year ended December 31, 2006. The Company does not expect to record an adjustment from the implementation of SAB 108.

Note 2: Property and equipment

Major classes of property and equipment consist of the following:

	December 31, 2005	September 30, 2006

Furniture and fixtures	$79	$79
Automobiles and trucks	2,596	2,898
Machinery and equipment	2,162	2,175
Office and computer equipment	555	556
Building and improvements	942	948

	6,334	6,656
Less accumulated depreciation and amortization	4,081	4,378

	$2,253	$2,278

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Note 3: Oil and gas properties

Oil and gas properties consist of the following:

	December 31, 2005	September 30, 2006

Unproved property costs	$30	$8
Leasehold costs	67,448	68,081
Tangible equipment costs	38,842	42,838
Intangible drilling costs	2,155	2,645
Asset retirement costs	7,828	7,934

	116,303	121,506
Less accumulated depletion, depreciation, and amortization	49,973	52,908

	$66,330	$68,598

Note 4: Derivative and other financial instruments

Derivative instruments

The results of operations and operating cash flows are impacted by changes in market prices for oil and gas. To mitigate a portion of this exposure, the Company has entered into derivative instruments. The Company’s derivative instruments were comprised solely of swaps. For swap instruments, the Company receives a fixed price for the hedged commodity and pays a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount to or from the counterparty.

The Company accounts for derivative financial instruments in accordance with SFAS 133. During 2004, 2005, and 2006, none of the derivative contracts qualified for hedge accounting under the terms of SFAS 133. Accordingly, the derivative instruments are recorded as an asset or liability on the balance sheet at fair value and the change in the fair value is recorded in non-hedge derivative gains (losses) in the combined statements of income. The estimated fair value of derivative instruments was an asset of $1,733 at December 31, 2005 and a liability of $4,381 as of September 30, 2006.

The carrying values of these instruments are equal to the estimated fair values. Fair value is generally determined based on the difference between the fixed contract price and the underlying forward market price at the determination date considering the time value of money. The actual contribution to future results of operations will be based on the market prices at the time of settlement and may be more or less than fair value estimates used at the balance sheet dates.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, trading securities, receivables, payables and derivative instruments. The carrying values of items comprising current assets and current liabilities approximate fair value due to the short-term nature of these instruments.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of derivative instruments and accounts receivable. Derivative instruments are exposed to credit risk from counterparties. The counterparty to the Company’s derivative instruments consists of the financial institution where the Company maintains its line of credit and, therefore, the Company believes the counterparty risk is not significant. Accounts receivable are primarily from purchasers of oil and natural gas products, and exploration and production companies who own interests in properties the Company operates. The industry concentration has the potential to impact the Company’s overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic, industry or other conditions.

Sales of oil and natural gas to three purchasers accounted for 82%, 90% and 73% of total oil and natural gas revenues during the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, respectively. If the Company were to lose a purchaser, we believe we could identify a substitute purchaser.

Note 5: Asset retirement obligations

A reconciliation of the Company’s asset retirement obligations is as follows:

	As of December 31, 2005	As of September 30, 2006

Beginning balance	$6,472	$11,811
Liabilities incurred in current period	18	130
Liabilities settled in current period	(57)	(32)
Accretion expense	744	758
Revisions of estimated cash flows	4,634	—

Ending ARO balance	$11,811	$12,667

Note 6: Related party transactions

The Company purchases oilfield goods, services and equipment from Green Country Supply, Inc. (“Green Country”), an entity with common owners as the Company. During the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, purchases from Green Country totaled $7,770, $10,446, and $7,538, respectively.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

As of December 31, 2005 and September 30, 2006, the accounts payable-related party consisted of $1,311 and $1,258, respectively, of cash amounts from Green Country that were transferred for cash management purposes and $567 and $647 of amounts outstanding related to purchases from Green Country.

During 2006, the Company sold certain properties to HB&R Oil Co, LLC (“HB&R”) for $464. HB&R is wholly owned by a shareholder and director of the Company. All accounts receivable related to the sale were received in October 2006. Other related party accounts receivable as of December 31, 2005 and September 30, 2006 consists of $377 and $297, respectively, from Green Country and $314 and $106, respectively, from certain owners for joint interest billings.

Note 7: Retirement benefits

The Company provides a 401(k) retirement plan for all full-time employees with at least one month of service. The Company provides an annual discretionary match of employee contributions which is not required by the plan. The Company has no additional obligation related to the plan. At December 31, 2004 and 2005, and September 30, 2006, there were 263, 272 and 248 employees, respectively, participating in the plan. Contributions recognized by the Company totaled $118, $132 and $122 for the years ended December 31, 2004 and 2005, and the nine months ended September 30, 2006, respectively.

Note 8: Capital stock

On January 28, 2005, the Company was recapitalized by authorizing 20,000 shares of $1 par value Class A voting stock of which 20,000 are issued and outstanding and authorizing 30,000,000 shares of $.001 par value Class B nonvoting stock of which 20,000,000 shares are issued and outstanding. All stock outstanding prior to January 28, 2005 was cancelled.

Note 9: Commitments and contingencies

The Company has a $100,000 revolving credit agreement with a maximum borrowing base of $66,000. The agreement allows the Company a choice of an interest rate based on Bank of Oklahoma prime or the London Interbank Offered Rate (“LIBOR”). The choice of interest rates determines the interest payment due date. The note is secured by oil and gas properties and certain related equipment and oil and gas inventories. There were no borrowings under the credit agreement at December 31, 2005 or September 30, 2006.

The Company has entered into operating lease agreements for the use of office space and equipment rental on oil and gas properties. Rent expense for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006 was $374, $601 and $396, respectively.

Various claims and lawsuits, incidental to the ordinary course of business, are pending both for and against the Company. In the opinion of management, all matters are not expected to have a material effect on the Company’s combined financial position or combined results of operations.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Note 10: Oil and gas activities

The Company’s oil and gas activities are conducted entirely in the United States. Costs incurred in oil and gas producing activities are as follows:

	2004	2005	2006

Property acquisition costs	$5,240	$66	$707
Development costs	2,746	4,847	4,852
Exploration costs	77	562	84
Asset retirement costs	80	4,652	130

Total	$8,143	$10,127	$5,773

Note 11: Disclosures about oil and gas activities (unaudited)

The estimate of proved reserves and related valuations were based upon the report of Lee Keeling and Associates, Inc., independent petroleum and geological engineers, in accordance with the provisions of SFAS No. 69, Disclosures about Oil and Gas Producing Activities. Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

The Company’s oil and gas reserves are attributable solely to properties within the United States. A summary of the Company’s changes in quantities of proved oil and gas reserves for the years ending December 31, 2004 and 2005 and the nine months ending September 30, 2006 is as follows:

	Oil (Mbbls)	Gas (MMcf)	Total (Mmcfe)

Balance at January 1, 2004 (as restated)	30,339	13,291	195,325
Purchase of minerals in place	170	—	1,020
Extensions and discoveries	277	80	1,742
Revisions (as restated) (1)	7,845	1,032	48,102
Production	(1,739)	(1,260)	(11,694)

Balance at December 31, 2004 (as restated)	36,892	13,143	234,495
Revisions (as restated) (1)	15,624	2,072	95,816
Production	(1,618)	(1,139)	(10,847)

Balance at December 31, 2005 (as restated)	50,898	14,076	319,464
Revisions (as restated) (1)	6,036	(532)	35,684
Production	(1,152)	(842)	(7,754)

Balance at September 30, 2006 (as restated)	55,782	12,702	347,394

Proved developed reserves:
December 31, 2004	21,960	13,143	144,903

December 31, 2005	31,893	14,076	205,434

September 30, 2006	36,660	12,702	232,662

(1)	The revision in oil reserve quantities for each of the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006 were primarily due to increased commodity prices, partially offset by increased oilfield services costs.

The following information was developed using procedures prescribed by SFAS No. 69. The standardized measure of discounted future net cash flows should not be viewed as representative of our current value. It and the other information contained in the following tables may be useful for certain comparative purposes, but should not be solely relied upon in evaluating us or our performance.

The Company believes that, in reviewing the information that follows, the following factors should be taken into account:

•	future costs and sales prices will probably differ from those required to be used in these calculations;

•	actual rates of production achieved in future years may vary significantly from the rates of production assumed in the calculations;

•	a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Under the standardized measure, future cash inflows were estimated by applying year-end oil and gas prices, adjusted for location and quality differences, to the estimated future production of year-end proved reserves. Future cash inflows do not reflect the impact of future production that is subject to open derivative positions (see Note 5, “Derivative Financial Instruments”). Future cash inflows were reduced by estimated future development, abandonment and production costs based on year-end costs in order to arrive at net cash flows. Use of a 10% discount rate and year-end prices and costs are required by SFAS No. 69.

In general, management does not rely on the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable and possible as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

	2004	2005	2006
	(restated)	(restated)	(restated)

Future cash flows	$1,654,467	$3,173,006	$3,515,024
Future production costs	(1,029,704)	(1,713,476)	(1,807,848)
Future development and abandonment costs	(94,588)	(238,670)	(239,455)

Net future cash flows	530,175	1,220,860	1,467,721
Less effect of 10% discount factor	(283,357)	(744,257)	(931,757)

Standardized measure of discounted future net cash flows	$246,818	$476,603	$535,964

The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

	2004	2005	2006
	(restated)	(restated)	(restated)

Beginning of year	$150,729	$246,818	$476,603
Sale of oil and gas produced, net of production costs	(41,022)	(55,489)	(51,292)
Net changes in prices and production costs.	59,228	209,854	47,724
Extensions and discoveries	2,142	—	—
Changes in future development costs	(20,500)	(111,061)	(2,831)
Revisions of previous quantity estimates	59,376	204,594	68,975
Purchases and sales of reserves in place, net	1,093	—	—
Accretion of discount	15,285	24,916	36,018
Changes in production rates and other	20,487	(43,029)	(39,233)

End of year	$246,818	$476,603	$535,964

Calumet Oil Company and subsidiary and

JMG Oil & Gas, LP

Notes to combined financial statements — (continued)

(dollars in thousands, unless otherwise noted)

Average prices in effect at December 31, 2004 and 2005 and September 30, 2006 used in determining future net revenues related to the standardized measure calculation are as follows:

	2004	2005	2006

Oil (per Bbl)	$43.51	$61.04	$62.96
Gas (per Mcf)	$6.35	$10.08	$4.17

Reserves Restatement

During 2007, the Company determined that certain of its proved undeveloped (PUD) reserves relating to its tertiary recovery projects did not meet the criteria of proved reserves as defined by Rule 4-10(a) of Regulation S-X. As a result, the Company recorded a downward revision of 77,832 MMcfe of estimated proved reserves at December 31, 2003. Quantities of estimated proved reserves are used in determining financial statement amounts, including ceiling test charges and depletion, depreciation, and amortization (DD&A). The revision of our historical estimated reserves did not have a significant impact on the Company’s financial statements, and therefore did not require a restatement. The Company has restated the disclosures about oil and gas activities to reflect the impact or revision.

Our reserve restatement resulted in the following revisions to our estimated proved reserves for the years ending December 31, 2004 and 2005 and the nine months ending September 30, 2006 is as follows:

	Oil (Mbbls)	Total (Mmcfe)

Balance at January 1, 2004
As Reported	43,311	273,157
As Restated	30,339	195,325
Revisions
As Reported	7,313	44,910
As Restated	7,845	48,102
Balance at December 31, 2004
As Reported	49,332	309,135
As Restated	36,892	234,495
Revisions
As Reported	13,657	84,014
As Restated	15,624	95,816
Balance at December 31, 2005
As Reported	61,371	382,302
As Restated	50,898	319,464
Revisions
As Reported	6,025	35,618
As Restated	6,036	35,684
Balance at September 30, 2006
As Reported	66,244	410,166
As Restated	55,782	347,394

Note 12: Event (unaudited) subsequent to date of auditors report

On October 31, 2006, all of the outstanding capital stock of Calumet, all of the membership interests of its affiliates and all of the limited partnership interests of JMG were acquired by Chaparral Energy, Inc. for $500 million. Also, on October 31, 2006 and in connection with the sale, the Company awarded and paid a $10 million severance bonus to its employees and directors.